UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2017 Performance Stock Award and Deferred Stock Award Agreements

On February 24, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of LCI Industries (“LCII”) or the “Company”) approved terms and conditions for long-term incentive grants of performance shares and DSUs for the Company’s senior officers, including its named executive officers, pursuant to the LCI Industries Equity Award & Incentive Plan, as amended and restated.

The 2017 performance shares provide for full vesting of the awards after three years, subject to the rate of cumulative growth over a two-year measurement period of the Company’s adjusted earnings per share above a benchmark EPS of $5.14. The performance shares will require a 12% annualized growth rate in adjusted EPS to earn the target number of shares, and an 18% annualized growth rate to achieve the maximum opportunity of 150% of the target shares. The 2017 DSUs contain a time-based three year vesting schedule, with vesting occurring annually in one-third increments. 67% of the equity awards for named executive officers are performance-based, and 33% vest over time alone. The award agreements include, among other provisions, termination, change-in-control, and clawback provisions.

The description of the Performance Stock Award and Deferred Stock Award Agreements contained herein is a summary, does not purport to be complete, and is qualified in its entirety by reference to the Performance Stock Award and Deferred Stock Award Agreements, which are attached to the Company’s Current Report on Form 8-K filed on March 4, 2015 as Exhibit 10.3 and 10.4, respectively, and incorporated herein by reference.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: March 2, 2017